Exhibit 107.1
CALCULATION OF REGISTRATION FEE

Form S-8
Registration Statement Under
The Securities Act of 1933
(Form Type)

Comerica Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $5.00 per share	Rules 457(c) and 457(h)	2,065,000	$50.07	$103,394,550	$147.60 per $1,000,000	$15,261.04
Total Offering Amounts					$103,394,550		$15,261.04
Total Fee Offsets							—
Net Fee Due							$15,261.04
(1)    The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 2,065,000 additional shares of common stock, par value $5.00 per share (the “Common Stock”), of Comerica Incorporated, a Delaware corporation, that may be delivered with respect to awards under the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan, as Further Amended and Restated (as amended from time to time, the “Plan”). The shares available under the Plan and registered on earlier registration statements on Form S-8 remain eligible for issuance.

(2)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the Plan which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)    The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on April 17, 2024 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $50.07.